Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the “Registration Statement”) of our reports dated August 23, 2007, relating to the financial statements and financial highlights which appear in the June 30, 2007 Annual Reports to Shareholders of the AGI Multi-Style Fund, CCM Capital Appreciation Fund, CCM Emerging Companies Fund, CCM Focused Growth Fund, CCM Mid-Cap Fund, NACM Emerging Markets Opportunities Fund, NACM Global Fund, NACM Growth Fund, NACM Income & Growth Fund, NACM International Fund, NACM Pacific Rim Fund, NFJ All-Cap Value Fund, NFJ Dividend Value Fund, NFJ International Value Fund, NFJ Large-Cap Value Fund, NFJ Mid-Cap Value Fund, NFJ Small-Cap Value Fund, OCC Core Equity Fund, OCC Growth Fund, OCC Equity Premium Strategy Fund, OCC International Equity Fund, OCC Opportunity Fund, OCC Renaissance Fund, OCC Target Fund, OCC Value Fund, RCM Biotechnology Fund, RCM Healthcare Fund, RCM Global Resources Fund, RCM Global Small-Cap Fund, RCM International Growth Equity Fund, RCM Large-Cap Growth Fund, RCM Mid-Cap Fund, RCM Small-Cap Growth Fund, RCM Strategic Growth Fund and RCM Technology Fund (each a fund of the Allianz Funds) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated May 25, 2007 and August 6, 2007, relating to the financial statements and financial highlights which appear in the March 31, 2007 and June 30, 2007 Reports to Shareholders of Nicholas-Applegate U.S. Systematic Mid Cap Growth Fund a series of shares of the Nicholas-Applegate Institutional Funds, which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Name of Vendor” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Kansas City, Missouri

October 31, 2007